Exhibit 10.4

PROMISSORY NOTE (NUFIC)

U.S. $5,470,725.00	December 18, 2020

FOR VALUE RECEIVED, and at the times hereinafter specified, THORN HILL POSTAL REALTY HOLDINGS LLC, a Delaware limited liability company (“Borrower”), whose address is 75 Columbia Avenue, Cedarhurst, New York 11516, hereby promises to pay to the order of NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA., a Pennsylvania corporation (hereinafter referred to, together with each subsequent holder hereof, as “Lender”), at c/o AIG Investments, 777 S. Figueroa Street, 16th Floor, Los Angeles, California 90017-5800, or at such other address as may be designated from time to time hereafter by any Lender, the principal sum of FIVE MILLION FOUR HUNDRED SEVENTY THOUSAND SEVEN HUNDRED TWENTY-FIVE AND NO/100THS DOLLARS ($5,470,725.00), together with interest on the principal balance outstanding from time to time, as hereinafter provided, in lawful money of the United States of America.

Concurrently herewith, Borrower is making (i) the Promissory Note of even date herewith payable to the order of The United States Life Insurance Company in the City of New York, a New York corporation (“Other Lender”), in the original principal amount of $20,915,700.00 and (ii) the Promissory Note of even date herewith payable to the order of Other Lender, in the original principal amount of $3,838,575.00 (individually and collectively, the “Other Note”).

By its execution and delivery of this promissory note (this “Note”), Borrower covenants and agrees as follows:

1. Interest Rate and Payments.

(a) The balance of principal outstanding from time to time under this Note shall bear interest at the rate of two and 80/100ths percent (2.80%) per annum (the “Interest Rate”), based on a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each; provided, however, interest for the Stub Interest Period (defined below) and partial months shall be calculated by multiplying the principal balance of this Note by the interest rate, dividing the product by three hundred sixty (360), and multiplying that result by the actual number of days elapsed.

(b) Interest only shall be payable on the date the loan evidenced by this Note (the “Loan”) is funded by Lender, in advance, for the period from and including the date of funding through and including December 31, 2020 (the “Stub Interest Period”).

(c) Commencing on February 1, 2021, and on the first day of each month thereafter through and including January 1, 2026 payments of interest only on the outstanding principal balance of this Note shall be due and payable in arrears, in the amount of $12,765.03 each.

(d) Commencing on February 1, 2026, and on the first day of each month thereafter through and including the first day of the calendar month immediately preceding the Maturity Date, combined payments of principal and interest shall be payable, in arrears, in the amount of $22,478.91 each (such amount representing an amount sufficient to fully amortize the original principal amount of this Note over a three hundred sixty (360) month period (the “Amortization Period”).

(e) The entire outstanding principal balance of this Note, together with all accrued and unpaid interest and all other sums due hereunder, shall be due and payable in full on January 1, 2031 (the “Maturity Date”).

2. Prepayment.

(a) Borrower shall have no right to prepay all or any part of this Note before the date (the “Lockout Expiration Date”) that is forty-eight (48) calendar months from and after the first day immediately following the Stub Interest Period.

(b) At any time on or after the Lockout Expiration Date, Borrower shall have the right to prepay the full principal amount of this Note and all accrued but unpaid interest hereon as of the date of prepayment, provided that (i) Borrower gives not less than thirty (30) days’ prior written notice to Lender of Borrower’s election to prepay this Note, (ii) Borrower pays a prepayment premium to Lender equal to the greater of (A) one percent (1%) of the outstanding principal amount of this Note or (B) the Present Value of this Note (hereinafter defined), less the amount of principal being prepaid, calculated as of the prepayment date, and (iii) Borrower simultaneously pays the full principal amounts of the Other Note, together with all accrued but unpaid interest thereon as of the date of prepayment, together with any prepayment premium payable with respect to the Other Note.

(c) Lender shall notify Borrower of the amount and basis of determination of the prepayment premium. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless such prepayment is accompanied by the applicable prepayment premium and all accrued interest and other sums due under this Note. Borrower may not prepay the Loan on a Friday, or on any day preceding a public holiday, or the equivalent for banks generally under the laws of the Commonwealth of Pennsylvania (the “Commonwealth”), or on any day that is not a Business Day (hereinafter defined).

(d) Except for the application of insurance proceeds or condemnation awards to the principal balance of this Note, as provided in the Security Instrument (hereinafter defined), in no event shall Borrower be permitted to make any partial prepayments of this Note.

(e) If Lender accelerates this Note for any reason, then in addition to Borrower’s obligation to pay the then outstanding principal balance of this Note and all accrued but unpaid interest thereon, Borrower shall pay an additional amount equal to the prepayment premium that would be due to Lender if Borrower were voluntarily prepaying this Note at the time that such acceleration occurred, or if under the terms hereof no voluntary prepayment would be permissible on the date of such acceleration, Borrower shall pay a prepayment premium calculated as set forth in the Security Instrument.

(f) For the purposes of the foregoing:

(i) The “Present Value of this Note” with respect to any prepayment of this Note, as of any date, shall be determined by discounting all scheduled payments of principal and interest remaining to the date immediately prior to the day which is ninety (90) days prior to the maturity of this Note, attributed to the amount being prepaid, at the Discount Rate. If prepayment occurs on a date other than a regularly scheduled payment date, the actual number of days remaining from the prepayment date to the next regularly scheduled payment date will be used to discount within such period.

(ii) The “Discount Rate” is the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually.

(iii) The “Treasury Rate” is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of this Note, for the week prior to the prepayment date, as reported in Federal Reserve Statistical Release H.15–Selected Interest Rates, conclusively determined by Lender on the prepayment date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.

(g) Lender shall not be obligated actually to reinvest the amount prepaid in any treasury obligations as a condition precedent to receiving any prepayment premium.

(h) Notwithstanding anything to the contrary contained herein, (i) no prepayment premium shall be due in connection with the application of any insurance proceeds or condemnation awards to the principal balance of this Note, as provided in the Security Instrument, provided that no Event of Default has occurred and is continuing, and (ii) Borrower shall have the right to prepay the full principal amount of this Note and all accrued but unpaid interest thereon as of the date of prepayment, without prepayment premium thereon at any time during the ninety (90) calendar days prior to the Maturity Date.

3. Payments. Whenever any payment to be made under this Note shall be stated to be due on a Saturday, Sunday or public holiday or the equivalent for banks generally under the laws of the Commonwealth (any other day being a “Business Day”), such payment shall be due on the next succeeding Business Day.

4. Default Rate.

(a) The entire balance of principal, interest, and other sums due upon the maturity hereof, by acceleration or otherwise, shall bear interest from the date due until paid at the greater of (i) twelve percent (12%) per annum, (ii) a per annum rate equal to five percent (5%) over the prime rate (for corporate loans at large United States money center commercial banks) published in The Wall Street Journal on the first business day of each month, and (iii) a per annum rate equal to five percent (5%) over the Interest Rate (the “Default Rate”); provided, however, that such rate shall not exceed the maximum permitted by applicable state or federal law. In the event The Wall Street Journal is no longer published or no longer publishes such prime rate, Lender shall select a comparable reference.

(b) If any payment under this Note is not made when due, interest shall accrue on the entire balance of principal on the Loan at the Default Rate from the date such payment was due until payment is actually made.

(c) Notwithstanding any applicable law to the contrary and to the extent legally permissible, the Default Rate shall apply after the entry of a judgment against Borrower, and the judgment shall bear interest at the Default Rate until paid in full.

5. Late Charges. In addition to interest as set forth herein, Borrower shall pay Lender a late charge equal to four percent (4%) of any amounts due under this Note in the event any such amount (other than the principal payment at maturity, whether by acceleration or otherwise) is not paid when due; provided, however, that Borrower shall be permitted to make two (2) monthly payments due under this Note (other than any amounts due on maturity hereof) within five (5) days following their respective due dates in any consecutive twelve (12) month period without such late payment resulting in a late charge.

6. Application of Payments. All payments hereunder shall be applied first to the payment of late charges, if any, then to the payment of prepayment premiums, if any, then to the repayment of any sums advanced by Lender for the payment of any insurance premiums, taxes, assessments, or other charges against the property securing this Note, if any, and any other costs and expenses incurred by Lender in accordance with the Loan Documents (together with interest thereon at the Default Rate from the date of advance until repaid), then to the payment of accrued and unpaid interest, and then to the reduction of principal. Notwithstanding the foregoing, for so long as any Event of Default is continuing, Lender shall have the continuing exclusive right to apply any payments received by Lender from or on behalf of Borrower as Lender may elect against the then due and owing obligations of Borrower under this Note in such order of priority or in such allocation as Lender may deem advisable in its sole and absolute discretion.

7. Immediately Available Funds. Payments under the Loan shall be payable in immediately available funds without setoff, counterclaim or deduction of any kind, and shall be made by electronic funds transfer from a bank account established and maintained by Borrower for such purpose.

8. Security. This Note is secured by an Open-End Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents of even date herewith granted by Borrower for the benefit of the named Lender hereof (the “Security Instrument”), encumbering certain real property and improvements thereon and as more particularly described in such Security Instrument (the “Property”).

9. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Security Instrument.

10. Event of Default. Any failure to pay when due any sum hereunder shall constitute an “Event of Default” under this Note and under the Security Instrument and each other Loan Document, and any Event of Default under any Loan Document shall constitute an Event of Default hereunder and under each other Loan Document.

11. Acceleration. Upon the occurrence of any Event of Default, the entire balance of principal, accrued interest, and other sums owing hereunder shall, at the option of Lender, become at once due and payable without notice or demand.

12. Conditions Precedent. Borrower hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Note, and to constitute this Note the legal, valid and binding obligation of Borrower, enforceable in accordance with the terms hereof, have been done and performed and happened in due and strict compliance with all applicable laws.

13. Certain Waivers and Consents. Borrower and all parties now or hereafter liable for the payment hereof, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety, or otherwise, hereby severally (a) waive presentment, demand, protest, notice of protest and/or dishonor, and all other demands or notices of any sort whatever with respect to this Note, (b) consent to impairment or release of collateral, extensions of time for payment, and acceptance of partial payments before, at, or after maturity, (c) waive any right to require Lender to proceed against any security for this Note before proceeding hereunder, (d) waive diligence in the collection of this Note or in filing suit on this Note, and (e) agree to pay all costs and expenses, including attorneys’ fees, which may be incurred in the collection of this Note or any part thereof or in preserving, securing possession of, and realizing upon any security for this Note.

14. Usury Savings Clause. The provisions of this Note and of all agreements between Borrower and Lender are, whether now existing or hereinafter made, hereby expressly limited so that in no contingency or event whatever, whether by reason of acceleration of the maturity hereof, prepayment, demand for payment or otherwise, shall the amount paid, or agreed to be paid, to Lender for the use, forbearance, or detention of the principal hereof or interest hereon, which remains unpaid from time to time, exceed the maximum amount permissible under applicable law, it particularly being the intention of the parties hereto to conform strictly to the laws of the Commonwealth and Federal law, whichever is applicable. If from any circumstance whatever, the performance or fulfillment of any provision hereof or of any other agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision is due, involve or purport to require any payment in excess of the limits prescribed by law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity, and if from any circumstance whatever Lender should ever receive as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest shall be applied to the reduction of the principal balance owing hereunder (or, at Lender’s option, be paid over to Borrower) and shall not be counted as interest. To the extent permitted by applicable law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note, all interest at any time contracted for, charged, or received from Borrower in connection with this Note and all other agreements between Borrower and Lender, so that the actual rate of interest on account of the indebtedness represented by this Note is uniform throughout the term hereof.

15. Non Recourse; Exceptions to Non Recourse. Nothing contained in this Note or any of the other Loan Documents shall be deemed to impair or limit Lender’s rights: in foreclosure proceedings or in any ancillary proceedings brought to facilitate Lender’s foreclosure on the Property or any portion thereof or to exercise any specific rights or remedies afforded Lender under any other provisions of the Loan Documents or by law or in equity, subject to the non-recourse provisions set forth in subsections 15(a) and 15(a)(i) below: to recover under any guarantee given in connection with the Loan; or to pursue any personal liability of Borrower or Surety under the Environmental Indemnity Agreement or Section 5.10 of the Security Instrument. Except as expressly set forth in this Section, the recourse of Lender with respect to the obligations evidenced by this Note shall be solely to the Property, Chattels and Intangible Personalty (as defined in the Security Instrument) and any other collateral given as security for the Loan:

(a) Notwithstanding anything to the contrary contained in this Note or in any Loan Document, nothing shall be deemed in any way to impair, limit or prejudice the rights of Lender to collect or recover from Borrower or Surety:

(i) damages, costs or losses (including without limitation reasonable attorneys’ fees and costs) incurred or sustained by Lender as a result of physical waste of the Property by Borrower;

(ii) the amount of any insurance proceeds or condemnation awards attributable to the Property neither turned over to Lender nor applied or used in compliance with the Loan Documents;

(iii) the amount of any rents, profits, advances, rebates, prepaid rents, lease termination payments or other similar sums attributable to the Property collected by or for Borrower (A) during the existence of an Event of Default (as defined in the Security Instrument) or during a Triggering Event Condition (as defined in the Cash Collateral Agreement) and not properly applied to the reasonable operating expenses of the Property, including payments due under this Note and other sums due under the Loan Documents, or (B) to the extent not deposited in the Deposit Account (as defined in the Cash Collateral Agreement) or otherwise with Lender in reserve as and when required pursuant to the Loan Documents or, upon any disbursement of the same to Borrower from the Deposit Account or any such reserve, are not thereafter applied for the purposes for which the same were disbursed in accordance with the Loan Documents, or (C) to the extent otherwise misappropriated by Borrower in violation of the provisions of the Loan Documents;

(iv) the amount of (A) any rents or other amounts paid under Leases that are prepaid more than one (1) month in advance, and (B) any security deposits collected by or for Borrower and not applied in accordance with applicable Leases, in both cases, to the extent not turned over to (I) Lender upon foreclosure (whether judicial, non-judicial, or by power of sale) or a receivership sale, or conveyance in lieu of foreclosure, or (II) a receiver or trustee for the Property after appointment;

(v) the amount of any accrued taxes, assessments, and/or utility charges affecting the Property (whether or not the same have been billed to Borrower) that are either unpaid by Borrower or advanced by Lender under the Security Instrument, except to the extent that the gross revenue from the Property (for the twelve (12) month period prior to such failure) is insufficient to pay such accrued taxes and assessments affecting the Property, or to the extent that Lender has received funds in a reserve or impound that is expressly set aside for payment of such taxes and assessments (except to the extent that Lender’s access to such funds is restricted or constrained by applicable law, injunction or court order);

(vi) the amount of any damages, costs or losses incurred or sustained by Lender (that would otherwise be covered by insurance) as a result of Borrower’s failure to maintain the insurance required under the terms of any Loan Document and/or pay any deductible under any such insurance, except to the extent that the gross revenue from the Property (for the twelve (12) month period prior to such failure) is insufficient to pay the insurance premiums or deductible for such insurance (following the payment of the accrued taxes, assessments and/or utility charges affecting the Property described in subsection 15(a)(v) above), or to the extent that Lender has received funds in a reserve or impound that is expressly set aside for such insurance premiums (except to the extent that Lender’s access to such funds is restricted or constrained by applicable law, injunction or court order);

(vii) the amount of any losses, damages or costs (including, without limitation, reasonable attorneys’ fees and costs) incurred or sustained by Lender as a result of any fraud or material misrepresentation by Borrower, Surety, or any of their respective affiliates or any representative, officer, director, partner, manager, member, shareholder or trustee of Borrower, Surety, or their respective affiliates in connection with the application for the Loan (the “Application”) or otherwise in connection with the Property, the Loan Documents or the Application (including, without limitation, any ongoing or other reporting required thereunder or any request for action or consent by Lender);

(viii) the amount of any losses, damages or costs incurred or sustained by Lender as the result of any mechanic’s or materialmen’s lien against or encumbering the Property that is not removed within the time period provided in the Loan Documents for such removal; provided, however, that if such lien(s) result from maintenance or alterations to the improvements or the Property expressly permitted under the Loan Documents or otherwise consented to in writing by Lender, then liability under this subsection 15(a)(viii) shall be limited to the extent that the operating reserves for the Property and the gross revenue from the Property from the date that such contractor, mechanic, or materialman is hired are insufficient to pay the same;

(ix) the amount of any losses, damages, or costs incurred or sustained by Lender as a result of any execution or subsequent, amendment, modification, assignment or termination of any Lease to any present or future Required Tenant without the prior written consent of Lender or in violation of the provisions of the Loan Documents; and

(x) the amount of any losses, damages or costs incurred or sustained by lender as a result of Borrower’s breach or violation of the Special Purpose Entity Requirements, or as a result of Borrower’s failure to, at all times, be a single purpose entity, except for any such failure described in subsection 15(b)(vi) below, to which said subsection 15(b)(vi) will apply.

(b) Notwithstanding anything to the contrary contained in this Note or in any Loan Document, the agreement set forth in the introductory paragraph of this Section to limit the personal liability of Borrower shall become null and void and be of no further force and effect, and Borrower and each Surety shall be personally liable for the repayment of the Loan and any other amounts due and payable by Borrower under the Loan Documents, in the event:

(i) of any breach or violation of Section 5.4, 5.5 or 5.7 of the Security Instrument (except for a mechanic’s or materialman’s lien against the Property, which shall not constitute such a breach or violation under this Section , but instead shall be governed by Section 15(a)(ix) above);

(ii) of any forfeiture of all or any portion of the Property, Chattels or Intangible Personalty (as defined in the Security Instrument) or any other collateral given as security for the Loan due to criminal activity pursuant to the operation or enforcement of any applicable law or the decision of any governmental authority or agency;

(iii) of any attempt (other than a good faith assertion, as an affirmative defense to foreclosure, (A) that Borrower has paid any and all amounts then due under the Loan Documents, made on a sound factual and legal basis, based upon detailed third-party documented evidence demonstrating that Borrower has actually paid all such amounts (i.e., bank records evidencing the payment) or (B) as an affirmative defense to foreclosure based upon a breach or default of a loan covenant by Borrower other than a failure to pay, that Borrower did not breach or default under said loan covenant or cured same within any applicable grace, notice or cure period, advanced in good faith and made on a sound legal and factual basis) by Borrower, any Surety, or any other person directly or indirectly responsible for the management of Borrower or liable for repayment of Borrower’s obligations under the Loan (whether as maker, endorser, guarantor, surety, general partner or otherwise) to materially delay any foreclosure against the Property, Chattels and/or Intangible Personalty or any other exercise by Lender of its remedies under the Loan Documents, which attempts shall include, without limitation, any claim that any Loan Document is invalid or unenforceable to an extent that would preclude Lender’s foreclosure or other exercise of remedies;

(iv) that (A) the Property or any portion thereof shall become an asset in (1) a voluntary bankruptcy or insolvency proceeding or (2) an involuntary bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days of filing (other than an involuntary bankruptcy petition filed by or at the direction of Lender), or (B) Borrower consents to or otherwise acquiesces in or joins in any involuntary bankruptcy petition filed against it (other than an involuntary bankruptcy petition filed by or at the direction of Lender), or (C) Borrower or Surety solicits or colludes in the filing of any involuntary bankruptcy petition against Borrower (other than an involuntary bankruptcy petition filed by or at the direction of Lender); provided, however, that this subsection 15(b)(iv) shall not apply if such involuntary bankruptcy filing was initiated by a third-party creditor independent of any collusive action, consent or participation by Borrower, Surety, any person directly or indirectly responsible for the management of Borrower, and Borrower opposed the same in good faith; provided, however, that Borrower’s failure to oppose any such petition shall not trigger recourse liability by reason of this subsection 15(b)(iv), if Borrower has no reasonable good faith basis for opposing such petition;

(v) of the appointment (other than by or at the direction of Lender) of a receiver, trustee or liquidator with respect to Borrower or the Property or any part thereof; provided, however, that if such receiver at the request of party other than Borrower, Surety, any person directly or indirectly liable for the obligations of Borrower, absent Borrower soliciting, consenting to, or colluding in the appointment of such receiver, this subsection 15(b)(v) shall not apply, so long as Borrower opposes the same in good faith; provided, however, that Borrower’s failure to oppose the same shall not trigger recourse liability, if Borrower has no reasonable good faith basis for opposing the same;

(vi) that Borrower’s failure to, at all times, be a single purpose entity results in Borrower being substantively consolidated with any affiliate of Borrower in a bankruptcy or similar proceeding or that Borrower’s breach or violation of the Special Purpose Entity Requirements results in Borrower being substantively consolidated with any affiliate of Borrower in a bankruptcy or similar proceeding; or

(vii) that the Security Instrument or any of the other Loan Documents is deemed a fraudulent conveyance or preference or is otherwise deemed void pursuant to any principles limiting the rights of creditors, whether such claims, demands or assertions are made under the United States Bankruptcy Code (as amended or replaced from time to time), including, without limitation, under Sections 544, 547 or 548 thereof, or under any applicable state fraudulent conveyance statutes or similar laws.

16. Severability. If any provision hereof or of any other document securing or related to the indebtedness evidenced hereby is, for any reason and to any extent, invalid or unenforceable, then neither the remainder of the document in which such provision is contained, nor the application of the provision to other persons, entities, or circumstances, nor any other document referred to herein, shall be affected thereby, but instead shall be enforceable to the maximum extent permitted by law.

17. Transfer of Note. Each provision of this Note shall be and remain in full force and effect notwithstanding any negotiation or transfer hereof and any interest herein to any other Lender or participant.

18. Governing Law. Regardless of the place of its execution, this Note shall be construed and enforced in accordance with the laws of the Commonwealth.

19. Jurisdiction and Venue. Borrower consents to the jurisdiction and venue of the state courts located in Butler County, Pennsylvania, and to the federal courts for the district in which such county is located.

20. Time of Essence. Time is of the essence with respect to all of Borrower’s obligations under this Note.

21. Remedies Cumulative. The remedies provided to Lender in this Note, the Security Instrument and the other Loan Documents are cumulative and concurrent and may be exercised singly, successively or together against Borrower, the Property, and other security, or any guarantor of this Note, at the sole and absolute discretion of the Lender.

22. No Waiver. Lender shall not by any act or omission be deemed to waive any of its rights or remedies hereunder unless such waiver is in writing and signed by the Lender and then only to the extent specifically set forth therein. A waiver of one event shall not be construed as continuing or as a bar to or waiver of any right or remedy granted to Lender hereunder in connection with a subsequent event.

23. Joint and Several Obligation. If Borrower is more than one person or entity, then (a) all persons or entities comprising Borrower are jointly and severally liable for all of the Borrower’s obligations hereunder; (b) all representations, warranties, and covenants made by Borrower shall be deemed representations, warranties, and covenants of each of the persons or entities comprising Borrower; (c) any breach, Default or Event of Default by any of the persons or entities comprising Borrower hereunder shall be deemed to be a breach, Default, or Event of Default of Borrower; and (d) any reference herein contained to the knowledge or awareness of Borrower shall mean the knowledge or awareness of any of the persons or entities comprising Borrower.

24. WARRANT OF ATTORNEY FOR CONFESSION OF JUDGMENT.

(a) BORROWER DOES HEREBY AUTHORIZE AND EMPOWER THE PROTHONOTARY, CLERK OF COURT OR ANY ATTORNEY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AFTER AN EVENT OF DEFAULT (AS SUCH TERM IS DEFINED IN THIS NOTE) TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER AND IN FAVOR OF LENDER, ITS SUCCESSORS OR ASSIGNS, AS OF ANY TERM, PAST, PRESENT OR FUTURE, WITH OR WITHOUT DECLARATION, FOR EACH AND ALL OF THE FOLLOWING:

(i) THE UNPAID PRINCIPAL SUM EVIDENCED BY THIS NOTE WITH ALL OF THE ACCRUED AND UNPAID INTEREST THEREON, WHETHER AT THE ORIGINAL INTEREST RATE, THE DEFAULT RATE, OR BOTH, AS HEREIN PROVIDED;

(ii) ALL OTHER SUMS AS ARE DUE AND PAYABLE TO LENDER UNDER THE TERMS OF THIS NOTE OR UNDER THE TERMS OF ANY OF THE OTHER LOAN DOCUMENTS, EITHER BY ACCELERATION OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ALL PRE-DEFAULT OR POST-DEFAULT PREPAYMENT PREMIUMS PAYABLE UNDER THIS NOTE;

(iii) THE AGGREGATE OF ALL SUMS EXPENDED BY LENDER AT ANY TIME AND FROM TIME TO TIME, WHETHER PERMITTED UNDER THE TERMS OF THE LOAN DOCUMENTS, PERMITTED BY LAW, OR PERMITTED BY STATUTE, (A) TO EXTINGUISH OR KEEP CURRENT, AS THE CASE MAY BE, ENCUMBRANCES AND LIENS ON THE PROPERTY, (B) TO PRESERVE, PROTECT, DEFEND AND MAINTAIN THE PROPERTY, TO PAY REAL ESTATE TAXES, TO PAY INSURANCE PREMIUMS OF ANY NATURE BEFITTING OR RELATING TO THE PROPERTY, TO PAY GROUND LEASE, CONDOMINIUM, COOPERATIVE, RECIPROCAL EASEMENT OBLIGATIONS, RESTRICTIVE COVENANT MAINTENANCE OBLIGATIONS, AND OTHER SIMILAR FEES AND CHARGES, AND TO PAY ANY OTHER LIENABLE EXPENSES CHARGEABLE AGAINST THE PROPERTY; (C) TO PRESERVE, PROTECT, DEFEND AND MAINTAIN THE LIEN PRIORITY OF THE SECURITY INSTRUMENT ON THE PROPERTY, AND/OR (D) DUE TO AN EVENT OF DEFAULT UNDER THIS NOTE OR UNDER ANY OF THE OTHER LOAN DOCUMENTS; AND

(iv) THE COSTS OF SUIT AND AN ATTORNEY'S FEE OF ONE PERCENT (1%) OF THE SUM OF ALL OF THE ITEMS (i), (ii), AND (iii) ABOVE FOR COLLECTION (BUT NOT LESS THAN $10,000.00), AND ON WHICH JUDGMENT LENDER MAY ISSUE OR CAUSE TO BE ISSUED AN EXECUTION OR EXECUTIONS, WAIVING APPRAISEMENT AS TO ANY PROPERTY LEVIED UPON BY VIRTUE OF ANY SUCH EXECUTION, ANY RIGHT TO A HEARING BEFORE EXECUTION ON ANY SUCH JUDGMENT, AND ALL EXEMPTION FROM LEVY AND SALE OF ANY PROPERTY WHICH NOW OR HEREAFTER IS EXEMPT UNDER ANY ACT OF THE STATE WHEREIN THE JUDGMENT IS ENTERED. NO SINGLE EXERCISE OF THIS WARRANT AND POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THIS POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE STRICKEN, VACATED, REMOVED OR OTHERWISE HELD BY ANY COURT TO BE INVALID, VOIDABLE OR VOID, BUT THIS POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS LENDER SHALL ELECT UNTIL THIS NOTE AND ALL SUMS DUE HEREUNDER SHALL BE PAID IN FULL, AND BORROWER HAS PERFORMED ALL OF THE OTHER PROVISIONS HEREUNDER AND/OR UNDER THE TERMS OF THE OTHER LOAN DOCUMENTS. BORROWER HEREBY AUTHORIZES LENDER TO REASSESS DAMAGES FROM TIME TO TIME AND AS OFTEN AS LENDER DEEMS NECESSARY SO THAT ANY AND ALL JUDGMENTS CONFESSED HEREUNDER SHALL INCLUDE ALL SUMS LISTED UNDER SUBPARAGRAPHS (i) THROUGH (iv) ABOVE AS THE SAME ARE INCURRED FROM TIME TO TIME, EVEN AFTER ENTRY OF JUDGMENT UNDER THIS WARRANTY OF ATTORNEY.

(b) WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND A COURT TRIAL. A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWER OF A COURT CAN BE USED TO COLLECT FROM YOU AND/OR TAKE YOUR PROPERTY REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE LENDER WHETHER FOR FAILURE ON ITS PART TO COMPLY WITH THE TERMS OF THIS NOTE OR ANY OTHER CAUSE.

(c) Borrower, for itself and on behalf of its successors and assigns, acknowledges and confirms that it has been advised by counsel and understands that by signing this Warrant of Attorney for Confession of Judgment, a judgment for any amounts which may become due under this Note and the Loan Documents may be entered against Borrower, without receiving prior notice of the entry of the judgment and without an opportunity to present to the Court any defenses Borrower may have to the entry of the judgment, and Borrower voluntarily agrees to the inclusion of the above Confession of Judgment provision in the Loan Documents, and agrees to be bound thereby.

THORN HILL POSTAL REALTY HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Jeremy Garber
Name:	Jeremy Garber
Title:	President

(d) The remedies of Lender provided herein and in the other Loan Documents and the warrant of attorney herein or therein contained, are cumulative and concurrent, and may be pursued singly, successively and together, at the sole discretion of the Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

(e) Borrower hereby releases the Lender and its attorney or attorneys from all errors, defects and imperfections whatsoever of a procedural nature in entering judgment by confession hereon as aforesaid or in issuing any process or instituting any proceedings relating thereto and hereby waives all benefit that might accrue to the Borrower by virtue of any present or future laws exempting the Property, or any part of the proceeds arising from any sale of the Property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time. Borrower agrees that the Property may be sold to satisfy any judgment entered on this Note or any of the other Loan Documents, in whole or in part and in any order desired by the Lender.

(f) BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE AND THAT IT UNDERSTANDS THIS PROVISION FOR CONFESSION OF JUDGMENT, AND BORROWER WAIVES ANY RIGHT TO NOTICE OR A HEARING IT MIGHT OTHERWISE HAVE BEFORE ENTRY OF JUDGMENT.

25. WAIVER OF JURY TRIAL. BORROWER AND LENDER KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE SECURITY INSTRUMENT, OR ANY OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BORROWER AND LENDER TO ENTER INTO THE LOAN.

BORROWER /s/ JG

LENDER /s/ MM

26. WAIVER OF PREPAYMENT RIGHT WITHOUT PREMIUM. BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE UNDER APPLICABLE LAW TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT PREPAYMENT PREMIUM, UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE, AND AGREES THAT, IF FOR ANY REASON A PREPAYMENT OF ALL OR ANY PART OF THIS NOTE IS MADE, WHETHER VOLUNTARILY OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY LENDER ON ACCOUNT OF THE OCCURRENCE OF ANY EVENT OF DEFAULT ARISING FOR ANY REASON, INCLUDING, WITHOUT LIMITATION, AS A RESULT OF ANY PROHIBITED OR RESTRICTED TRANSFER, FURTHER ENCUMBRANCE OR DISPOSITION OF THE PROPERTY OR ANY PART THEREOF SECURING THIS NOTE, THEN BORROWER SHALL BE OBLIGATED TO PAY, CONCURRENTLY WITH SUCH PREPAYMENT, THE PREPAYMENT PREMIUM PROVIDED FOR IN THIS NOTE OR, IN THE EVENT OF PREPAYMENT FOLLOWING ACCELERATION OF THE MATURITY DATE HEREOF WHEN THIS NOTE IS CLOSED TO PREPAYMENT, AS PROVIDED IN THE SECURITY INSTRUMENT. BORROWER HEREBY DECLARES THAT LENDER’S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY BORROWER, FOR THIS WAIVER AND AGREEMENT.

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IN WITNESS WHEREOF and intending to be legally bound, Borrower has duly executed this Note as of the date first above written.

BORROWER:

THORN HILL POSTAL REALTY HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Jeremy Garber
Name:	Jeremy Garber
Title:	President

Signature Page – Promissory Note (NUFIC)